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                                                                   EXHIBIT 10.27

                              RUBIO'S RESTAURANTS, INC.
                                 AMENDED AND RESTATED
                        1993 STOCK OPTION/STOCK ISSUANCE PLAN
                        (As Amended through October 31, 1996)

                                      ARTICLE I
                                  GENERAL PROVISIONS

       1.     PURPOSE

              This 1993 Stock Option/Stock Issuance Plan ("Plan") is intended to promote the interests of RUBIO'S RESTAURANTS, INC., a California corporation (the "Corporation"), by providing individuals who render valuable services to the Corporation and are thereby responsible for its financial success with the opportunity to acquire ownership interests in the Corporation so as to encourage them to continue to provide valuable services to the Corporation.

       2.     STRUCTURE OF THE PLAN

              The Plan shall be divided into two separate components: the Option Grant Program specified in Article II and the Stock Issuance Program specified in Article III. Under the Option Grant Program, eligible individuals may be granted options to purchase shares of the Common Stock (as defined below) at discounts of up to 15% of the fair market value of such shares on the grant date. Under the Stock Issuance Program, eligible individuals may be immediately issued shares of the Common Stock at discounts of up to 15% from the fair market value of such shares at the time of issuance. Any securities issued under the Plan may be fully vested when issued or may vest over time.

       3.     ADMINISTRATION OF THE PLAN

              A. The Plan shall be administered by the Corporation's Board of Directors (the "Board") or by a committee (a "Committee") of two (2) or more persons to which the Board has delegated one or more of its administrative powers or responsibilities under the Plan (the "Plan Administrator").

              B. The Plan Administrator (the Board and any Committee, to the extent of the Committee's delegated authority) shall have full power and authority, subject to the express provisions of the Plan, to establish such rules and regulations as it may deem appropriate for proper administration and implementation of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option grants or share issuances as it deems necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option or share issuance.


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       4.     OPTION GRANTS AND SHARE ISSUANCES

              A. The persons eligible to receive option grants pursuant to the Option Grant Program ("Optionee") and/or share issuances under the Stock Issuance Program ("Participant") are limited to the following:

                     (I) employees (including officers and directors) of the Corporation (or any parent or subsidiary corporation);

                     (II) the non-employee members of the Board or the non-employee members of the board of directors of any parent or subsidiary corporations; and

                     (III) those consultants and other independent contractors who provide valuable services to the Corporation (or any parent or subsidiary corporations).

              B. The Plan Administrator shall have the absolute discretion and authority (I) either to grant options in accordance with
Article II of the Plan or to effect share issuances in accordance with
Article III of the Plan with respect to eligible individuals, (II) with respect to the option grants made under the Plan, to determine the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a non-statutory option not intended to meet such requirements, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding, and (III) with respect to share issuances under the Stock Issuance Program, to determine the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares, and the consideration to be paid by the individual for such shares.

       5.     STOCK SUBJECT TO THE PLAN

              A. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 325,000 shares. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of Section 5.C of this
Article I.

              B. Shares subject to the unexercised portion of any outstanding options under the Plan which expire or terminate prior to exercise in full or which are otherwise cancelled in accordance with the cancellation-regrant provisions of Section 4 of Article II will not diminish the number of shares of Common Stock available for issuance under the Plan. Any share of Common


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Stock issued under the Plan will no longer be available for subsequent reissuance even if repurchased by the Corporation.

              C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the aggregate number and/or class of shares issuable under the Plan and (ii) the aggregate number and/or class of shares and the option price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

              D. Common Stock issuable under the Plan, whether under the Option Grant Program or the Stock Issuance Program, may be subject to such restrictions on transfer, repurchase rights or other restrictions as may be imposed by the Plan Administrator.

       6.     AMENDMENT OF THE PLAN AND AWARDS

              A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall adversely affect the rights and obligations of an Optionee with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Plan prior to such action, unless the Optionee or Participant consents to such amendment. In addition, the Board shall not, without the approval of the Corporation's shareholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan (except for permissible adjustments under Article I, Section 5.C), (ii) materially increase the benefits accruing to individuals who participate in the Plan, or (iii) materially modify the eligibility requirements for participation in the Plan.

              B. Options to purchase shares of Common Stock may be granted under the Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program, which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Option Grant Program or the Stock Issuance Program are held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the initial excess issuances are made, whether as stock option grants or direct stock issuances, then


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(I) any unexercised options representing such excess shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund to the Optionees and Participants the option or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

       7.     EFFECTIVE DATE AND TERM OF PLAN

              A. The Plan shall become effective when adopted by the Board, but no option granted under the Plan shall become exercisable, and no shares shall be issuable under the Stock Issuance Program, unless and until the Plan shall have been approved by the Corporation's shareholders. If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate, and no further options shall be granted and no shares shall be issued under the Stock Issuance Program. Subject to such limitation, the Plan Administrator may grant options under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

              B. The Plan shall terminate upon the EARLIER of (i) October 1, 2003 or (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of options granted under
Article II or the issuance of shares under Article III. The termination is of the Plan shall have no effect on any outstanding options under or shares issued and outstanding under the Plan, and such securities shall thereafter continue to have force and effect in accordance with the provisions of the agreements evidencing such options and issuances.

       8.     NO EMPLOYMENT OR SERVICE RIGHTS

              Nothing in the Plan shall confer upon any person any right to continue in the service or employ of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining such Optionee or Participant) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining such Optionee or Participant) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate the Service of the Optionee or Participant at any time for any reason whatsoever, with or without cause.


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       9.     DEFINITIONS

       For all purposes under the Plan, unless specifically provided otherwise in the option agreement evidencing the option grant and/or the purchase agreement evidencing the purchased shares:

              A. COMMON STOCK means shares of the Corporation's authorized common stock ("Common Stock").

              B. CORPORATE TRANSACTION means (i) a merger or consolidation in which more than fifty percent (50%) of the Corporation's outstanding voting stock is transferred to a person or persons different from those who held the stock immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

              C. EMPLOYEE means an individual in Service to the Corporation (or any parent or subsidiary) and subject to its control and direction as to both the work to be performed and the manner and method of performance.

              D. FAIR MARKET VALUE of a share of Common Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:

                     (I) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the NASDAQ National Market System, the fair market value shall be the closing selling price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                     (II) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair


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       market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                     (III) If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Plan Administrator determines that the value determined pursuant to subparagraphs (I) and (II) above does not accurately reflect the fair market value of the Common Stock, then such fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, including one or more independent professional appraisals.

              E. INCENTIVE OPTION means an option which satisfies the requirements of Section 422 of the Internal Revenue Code.

              F. PARENT corporation shall have the meaning set forth in Sections 424 (e) of the Internal Revenue Code.

              G. SERVICE to the Corporation will be considered to continue for so long as an individual continues to render services on a periodic basis to the Corporation (or any parent or subsidiary) whether in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent contractor.

              H. SUBSIDIARY corporation shall have the meaning set forth in Sections 424 (f) of the Internal Revenue Code.

              I. TRANSFER shall mean (without limitation) any sale, pledge, encumbrance, gift or other disposition of any security.

              J. 10% SHAREHOLDER means an individual who owns (within the meaning of Section 424(d) of the Internal Revenue Code) stock possessing 10% or more of the total combined voting power of all classes of stock of the Corporation (or any parent or subsidiary).

                                      ARTICLE II
                                 OPTION GRANT PROGRAM

       1.     TERMS AND CONDITIONS OF OPTIONS

              Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or nonstatutory options. Individuals who are not Employees (as defined in subsection (c)(2) below) may only be granted non-statutory options. Each granted option shall be evidenced by one


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

or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with the terms and conditions specified in Sections 1 and 3 of this Article II. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section 2 of this Article II.

              A.     OPTION PRICE.

                     (I) The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than eighty-five percent (85%) of the fair market value of a share of Common Stock on the date of the option grant.

                     (II) If the individual to whom the option is granted is 10% Shareholder, then the option price per share shall not be less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date of the option grant.

                     (III) The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Article IV, Section 1, be payable in cash or check drawn to the Corporation's order. Notwithstanding the above, should the Corporation's outstanding Common Stock be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") at the time the option is exercised, then the option price may also be paid as follows:

                            - in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the exercise date; or

                            - through a special sale and remittance procedure pursuant to which the Optionee provides irrevocable written instructions
       (I) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to effect the sale transaction.

Except to the extent such sale and remittance procedure is utilized, payment of the option price must occur at the time the option is exercised.

              B. TERM AND EXERCISE OF OPTIONS. Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the stock option agreement evidencing such option. However, no option granted under the Plan shall have a term in excess of ten (10) years from the grant date.

              C. NO ASSIGNMENT. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution following the Optionee's death.

              D. TERMINATION OF SERVICE. Except to the extent otherwise provided pursuant to Section 5 of this Article II, the following provisions shall govern the exercise period applicable to any options held by the Optionee at the time of cessation of Service or death.

                     (I) Should the Optionee cease to remain in Service for any reason other than death or permanent disability, then the period during which each outstanding option held by such Optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

                     (II) In the event such Service terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue
Code) or should the Optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the Optionee's cessation of service or death. During the limited exercise period following the Optionee's death, the option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                     (III) Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

                     (IV) Each such option shall, during such limited exercise period, be exercisable for any or all of the shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of such


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limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

              E. SHAREHOLDER RIGHTS. An Optionee shall have none of the rights of a shareholder with respect to any shares covered by the option until such Optionee shall have exercised the option and paid the option price.

       2.     INCENTIVE OPTIONS

              A. All provisions of the Plan shall be applicable to the Incentive Options granted hereunder and, in addition, the terms and conditions specified in this Section 2 shall be applicable to Incentive Options granted under the Plan. Options which are specifically designated as "nonstatutory" options when issued under the Plan shall NOT be subject to such terms and conditions set forth herein. Incentive Options may only be granted to individuals who are Employees.

              B. OPTION PRICE. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the grant date.

              C. DOLLAR LIMITATION. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or any parent or subsidiary corporation) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

              D. TERM. No option granted to a 10% Shareholder shall have a term in excess of five (5) years from the grant date.

       3.     [RESERVED]

       4.     CANCELLATION AND NEW GRANT OF OPTIONS

              The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution


                                    -9-

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therefor new options under the Plan covering the same or a different numbers of shares of Common Stock but having an option price per share established at the time of such cancellation and regrant in accordance with the provisions of this Plan.

       5.     EXTENSION OF EXERCISE PERIOD

              The Plan Administrator shall have full power and authority to extend (either at the time the option is granted or at any time while the option remains outstanding) the period of time for which the option is to remain exercisable following the Optionee's cessation of Service, from the limited period otherwise applicable under subsection 1(c) of Article II, to such greater period of time as the Plan Administrator may deem appropriate under the circumstances. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

       6.     CASH-OUT OF OPTIONS

              A. One or more Optionees may, in the Plan Administrator's sole discretion, be granted limited cash-out rights to operate in tandem with their outstanding options under the Plan; such limited cash-out rights shall be exercisable only if the Corporation's outstanding Common Stock is registered under Section 12(g) of the 1934 Act and the Optionee is subject to the short-swing profit restrictions of the Federal securities laws. Any option with such a limited right in effect for at least six (6) months shall automatically be cancelled upon the acquisition of fifty percent (50%) or more of the Corporation's outstanding Common Stock (excluding for purposes of calculating such percent the Common Stock holdings of officers and directors of the Corporation who are subject to the short-swing profit restrictions of the Federal securities laws) pursuant to a tender or exchange offer made by a person or group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) which the Board does not recommend the Corporation's shareholders to accept. In return for the cancelled option, the Optionee shall be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Cash-Out Price of the shares of Common Stock in which the Optionee is vested under the cancelled option over
(ii) the aggregate exercise price payable for such vested shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the completion of such tender or exchange offer, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such cancellation and distribution.

              B. For purposes of calculating the cash distribution, the Cash-Out Price per share of the vested Common Stock subject to the cancelled option shall be deemed to be equal to the GREATER of (i) the value per share on the date of surrender, as determined in accordance with the valuation provisions of subsection 1(a)(4) of Article II, or (ii) the highest reported price per share paid in effecting the tender or exchange offer. However, if the cancelled option is an Incentive Option, then the Cash-Out Price shall not exceed the value per share determined under clause (i) above.

              C. The shares of Common Stock subject to any option cancelled for an appreciation distribution in accordance with this Section 6 shall NOT be available for subsequent option grants or share issuances under the Plan.

                                     ARTICLE III
                                STOCK ISSUANCE PROGRAM

       1.     STOCK ISSUANCES

              Shares of Common Stock shall be issuable under the Stock Issuance Program through direct and immediate issuances without any intervening stock option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") which shall be in compliance with the provisions of the Plan.

       2.     ISSUE PRICE

              A. The purchase price per share shall be fixed by the Plan Administrator, but in no event shall it be less than eighty-five percent (85%) of the fair market value of a share of Common Stock at the time of issuance.

              B. If any individual to whom a share issuance is made hereunder is a 10% Shareholder, the purchase price per share shall not be less than one hundred ten percent (110%) of the fair market value of a share of Common Stock at the time of issuance.

       3.     PAYMENT OF ISSUE PRICE

              Except as provided in Article IV, Section 1, shares shall be issued only in exchange for cash, a check payable to the Corporation or for services rendered.


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                                      ARTICLE IV
                                    MISCELLANEOUS

       1.     LOANS

              A. The Plan Administrator may assist any Optionee or Participant (including an Optionee or Participant who is an officer or director of the Corporation) in the exercise of one or more options granted to such Optionee under the Option Grant Program or the purchase of one or more shares issued to such Participant under the Stock Issuance Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant, or (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years.

              B. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Plan Administrator in its sole discretion. Loans or installment payments may be granted with or without security or collateral. However, any loan made to a consultant or other non-employee advisor must be secured by property other than the purchased shares of Common Stock. In all events the maximum credit available to each Optionee or Participant may not exceed the SUM of (i) the aggregate option price or purchase price payable for the purchased shares plus (ii) any Federal and State income and employment tax liability incurred by the Optionee or Participant in connection with such exercise or purchase.

              C. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under the financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Board in its discretion deems appropriate.

       2.     VESTING OF SHARES

              A. Options granted or shares issued under the Plan shall vest in one or more installments. The elements of the vesting schedule shall be determined by the Plan Administrator and specified in the agreement governing such issuance. Such elements may include, among others, the performance or service objectives to be completed or achieved, the number of installments in which the shares are to vest, the interval or intervals between installments and the effect which death, disability or other event designated by the Plan Administrator is to have upon the vesting schedule.
In no event, however, may the Plan Administrator impose a vesting schedule upon any shares issued under the Plan which is results in the shares vesting (or failure to vest) of fewer than 20% of the total number of shares each year beginning one year after the option grant date in the case of shares issued pursuant to options granted under the Option Grant Program, or the issue date in the case of the shares issued under the Stock Issuance Program. In extraordinary circumstances, the Plan Administrator may grant options or issue shares which are fully and immediately vested upon issuance.

              B. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the holder of unvested Common Stock may have the right to receive by reason of a stock dividend, stock split, reclassification or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting limitations applicable to the unvested Common Stock with respect to which it was paid or arose, and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

              C. No person to whom shares of Common Stock have been issued pursuant to the Plan may Transfer any such shares which have not vested. Notwithstanding the above, the Participant shall have the right to make a gift of unvested shares acquired under the Plan to his/her spouse, parents or issue or to a trust established for such spouse, parents or issue, provided the transferee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Plan and the Issuance or Stock Purchase Agreement executed by the Participant at the time of his/her acquisition of the gifted shares.

       3.     REPURCHASE RIGHTS

              A. Should any person to whom shares of Common Stock have been issued under the Plan terminate Service for any reason while any such shares remain unvested (together with any other property described in Section 2.B), then the Corporation shall have the right to repurchase, at the original purchase price paid by the Participant, all or (with the consent of such person) any portion of the unvested shares, and such person shall thereafter cease to have any further rights with respect to the repurchased shares.

              B. The Plan Administrator may in its discretion elect not to exercise, in whole or in part, its repurchase rights with respect to any unvested Common Stock (or other property) which would otherwise at the time be subject to repurchase pursuant to the provisions of this Section 3.

       4.  SECURITIES LAWS AND LEGENDS

              A. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until the Corporation shall have determined that there has been full and adequate compliance with all applicable requirements of the Federal and state securities laws and all other applicable legal and regulatory requirements.

              B. All unvested shares of Common Stock issued under the Plan shall bear a restrictive legend until such legend is removed in accordance with applicable law. The restrictive legend shall be substantially as follows:

              "The securities represented by this certificate are unvested and are accordingly subject to repurchase by the Corporation pursuant to the provisions of the agreement between the Corporation and the registered holder of the securities (or his/her predecessor in interest). Such agreement imposes restrictions on the transferability of the securities represented by this certificate and grants certain repurchase rights to the Corporation in the event the registered holder (or predecessor in interest) terminates his/her employment or service with the Corporation. A copy of such agreement is on file at the principal office of the Corporation."

As shares acquired under the Plan vest, the Corporation shall, upon the request of the shareholder and delivery of appropriate certificates during the period or periods designated each year by the Plan Administrator, issue a new certificate for the vested shares without the restrictive legend set forth above. If the Corporation repurchases any unvested shares from a shareholder, the Corporation shall at the time the repurchase is effected deliver a new certificate, without the restrictive legend, representing the number of shares (if any) in which the shareholder is vested and which are accordingly no longer subject to repurchase by the Corporation.

       5.     RIGHT OF FIRST REFUSAL

              Until such time as the Corporation's outstanding shares of Common Stock are first registered under Section 12(g) of the 1934 Act, the Plan Administrator may subject any shares issued pursuant to the Plan to a right of first refusal with respect to any proposed disposition of such shares other than a Transfer permitted by Section 2.C of this Article IV. Such right of first refusal shall be exercisable by the Corporation (or its assignees) in accordance with the terms and conditions specified in the instrument governing the issuance of such shares.

       6.  SHAREHOLDER RIGHTS

              Subject to the rights of the Corporation set forth herein or in any other agreement entered into between the Corporation and an issuee of shares under the Plan, each person to whom shares of Common Stock have been issued under the Plan shall have all the rights of a shareholder with respect to those shares whether or not his/her interest in such shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any cash dividends or other distributions paid or made with respect to such shares.

       7.     CORPORATE TRANSACTION

              A. All of the Corporation's outstanding repurchase rights under this Article III shall be assigned to the successor corporation (or parent thereof) in connection with a Corporate Transaction (as defined in
Article I, Paragraph 9.B), provided that, should the Corporation determine not to assign such rights, the repurchase rights will automatically terminate upon the occurrence of the Corporate Transaction.

              B. Upon the consummation of any shareholder-approved Corporate Transaction, the corporation will use reasonable efforts to cause the successor to assume all outstanding options. Any option outstanding under the Plan which is not assumed in a Corporate Transaction shall terminate and cease to be exercisable.

              C. Each outstanding option which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would be issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. Appropriate adjustments shall also be made to the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction.

              D. The grant of options and the issuance of shares under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

       8.     USE OF PROCEEDS

              Any cash proceeds received by the Corporation from the issuance of shares of Common Stock under the Plan shall be used for general corporate purposes.

       9.     WITHHOLDING

              The Corporation's obligation to deliver shares upon the exercise of any options granted under Article II or upon the purchase of any shares issued under Article III shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

       10.    REGULATORY APPROVALS

              The implementation of the Plan, the granting of any options under the Option Grant Program, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

       11.    FINANCIAL REPORTS

              The Corporation shall deliver a balance sheet and an income statement at least annually to each Optionee holding an outstanding option under the Plan and to each Participant holding a right to purchase stock under the Plan, unless the Optionee or Participant is a key employee whose duties in connection with the Corporation assure such employee access to equivalent information.